Exhibit 32

                            Certification pursuant to
                             18 U.S.C. Section 1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


Marshall T. Reynolds, Chairman and Chief Executive Officer and Jack M. Reynolds, President and Chief Financial Officer of Energy Services Acquisition Corp. (the "Company") each certify in their capacity as officers of the Company that they have reviewed the Quarterly report of the Company on Form 10-Q for the quarter ended December 31, 2007 and that to the best of their knowledge:

1. the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.



February 14, 2008                          /s/ Marshall T. Reynolds
---------------                            -----------------------------------
Date                                       Marshall T. Reynolds
                                           Chairman and Chief Executive Officer


February 14, 2008                          /s/ Jack M.  Reynolds
---------------                            -------------------------------------
Date                                       Jack M. Reynolds
                                           President and Chief Financial Officer